UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2016

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of CAS Medical Systems, Inc. (the "Company") held on June 22, 2016, four proposals were voted upon and approved by the Company's stockholders.  A brief description of each proposal voted upon at the annual meeting and the number of votes cast for, against, and withheld, as well as the number of abstentions and broker non-votes, where applicable, are set forth below.

(1) Election of seven members of the Board of Directors, each for a term of one year:

Nominee	For	Withheld	Broker Non-Votes
Alan W. Milinazzo	19,475,801	454,614	10,099,246
Paul A. Molloy	19,925,815	4,600	10,099,246
Thomas M. Patton	19,885,315	45,100	10,099,246
Gregory P. Rainey	19,917,815	12,600	10,099,246
James E. Thomas	19,914,115	16,300	10,099,246
Kathleen A. Tune	19,900,521	29,894	10,099,246
Kenneth R. Weisshaar	19,925,815	4,600	10,099,246

(2) Approval of the 2011 Equity Incentive Plan, as amended:

For	Against	Abstain	Broker Non-Votes
19,795,843	120,022	14,550	10,099,246

(3) Advisory approval of the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
19,822,997	100,818	6,600	10,099,246

(4) Ratification of the appointment of CohnReznick LLP as auditor for the Company for the fiscal year ending December 31, 2016:

For	Against	Abstain
29,954,209	73,952	1,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: June 23, 2016	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer

3